FOURTH QUARTER 2016 NASDAQ:HMST

Important Disclosures Forward-Looking Statements This presentation includes forward-looking statements, as that term is defined for purposes of applicable securities laws, about our industry, our future financial performance and business plans and expectations. These statements are, in essence, attempts to anticipate or forecast future events, and thus subject to many risks and uncertainties. These forward-looking statements are based on our management's current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. Forward-looking statements in this release include, among other matters, statements regarding our business plans and strategies (including our expansion strategies) and the expected effects of those initiatives, general economic trends (particularly those that affect mortgage origination and refinance activity) and growth scenarios and performance targets. Readers should note, however, that all statements in this presentation other than assertions of historical fact are forward-looking in nature. These statements are subject to risks, uncertainties, assumptions and other important factors set forth in our SEC filings, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2016 which we filed with the SEC on March 9, 2017. Many of these factors and events that affect the volatility in our stock price and shareholders’ response to those events and factors are beyond our control. Such factors could cause actual results to differ materially from the results discussed or implied in the forward-looking statements. These limitations and risks include without limitation changes in general political and economic conditions that impact our markets and our business, actions by the Federal Reserve Board and financial market conditions that affect monetary and fiscal policy, regulatory and legislative actions that may increase capital requirements or otherwise constrain our ability to do business, and the outcome and the effect, if any, of regulatory examinations and actions taken by our various regulators, as well as our ability to realize the expected value of our recent acquisitions, continue to expand our banking operations geographically and across market sectors, grow our franchise and capitalize on market opportunities; manage our growth efforts cost-effectively and attain the desired operational and financial outcomes, manage the losses inherent in our loan portfolio, and make accurate estimates of the value of our non-cash assets and liabilities, maintain electronic and physical security of customer data, respond to an increasingly restrictive and complex regulatory environment, and attract and retain key personnel. In addition, we may not recognize all or a substantial portion of the value of our rate-lock loan activity due to challenges our customers may face in meeting current underwriting standards, a decrease in interest rates, an increase in competition for such loans, unfavorable changes in general economic conditions, including housing prices, the job market, consumer confidence and spending habits either nationally or in the regional and local market areas in which the Company does business, and recent and future legislative or regulatory actions or reform that affect our business or the banking or mortgage industries more generally. Actual results may fall materially short of our expectations and projections, and we may change our plans or take additional actions that differ in material ways from our current intentions. Accordingly, we can give no assurance of future performance, and you should not rely unduly on forward-looking statements. All forward-looking statements are based on information available to the Company as of the date hereof, and we do not undertake to update or revise any forward-looking statements, for any reason. Basis of Presentation of Financial Data Unless noted otherwise in this presentation, all reported financial data is being presented as of the period ending December 31, 2016, and has been derived from our audited financial statements. All financial data should be read in conjunction with the notes in our consolidated financial statements. Non-GAAP Financial Measures Information on any non-GAAP financial measures such as core measures or tangible measures referenced in this presentation, including a reconciliation of those measures to GAAP measures, may also be found in the appendix, our SEC filings, and in the earnings release available on our web site. 2

Growing Western U.S. Franchise • Seattle-based diversified commercial bank - company founded in 1921 • Growing commercial & consumer bank with concentrations in major metropolitan areas of the Western United States • Leading Northwest mortgage lender • 109 primary offices (1) in the Western United States and Hawaii • Total assets of $6.2 billion 3 (1) The number of offices listed above does not include satellite offices with a limited number of staff who report to a manager located in a separate primary office.

Strategy Build Single Family Mortgage origination market share • Organic growth opportunities  Commercial Lending, Multifamily, Commercial Real Estate and Construction  Increase density of commercial and retail deposits via existing market penetration and de-novo branch expansion • Growth via acquisition of branches and smaller institutions in-market and in new markets • Continue opportunistic expansion (market share and footprint) of Single Family mortgage banking activities • Reliable source of capital to grow commercial and consumer banking segment • Target major markets in Western United States • Grow earning assets while containing operating expenses to improve operating efficiencies • Attain targeted operating efficiency ratios by segment • Target consolidated efficiency ratio of less than 70% • Target long-term 15%+ ROTE Expand Commercial & Consumer Banking Ongoing expense management Optimize use of capital To grow and diversify earnings by expanding our Commercial & Consumer Banking business and continue to build Mortgage Banking market share in new and existing markets 4

Successful Diversification Strategy of growing our Commercial and Consumer Banking segment driving strong growth and diversification of our loan portfolio and earnings 5 June 2013 quarter represented the beginning of our acquisition strategy post IPO * 2012 was the peak of the post-recession refinance wave ** 37% of total asset growth has been through acquisitions 2Q13 4Q16 12 Month Core Net Income* 66,496$ 12 Month Core Net Income 62,789$ Commercial Banking % -12% Commercial Banking % 56% Mortgage Banking % 112% Mortgage Banking % 44% 12 Month Revenue 323,283$ 12 Month Revenue 539,199$ Net interest Income % 20% Net interest Income % 33% Non-interest Income % 80% Non-interest Income % 67% 53% 9% 27% 2% 4% 5% Total Assets - $2.8 billion Loan Portfolio - $1.4 Billion Single family Home equity and other CRE Multifamily Construction Commercial business 28% 9% 23% 17% 17% 6% Total Assets - $6.2 Billion** Loan Portfolio - $3.8 Billion Single family Home equity and other CRE Multifamily Construction Commercial business

Acquisition Strategy

We seek to grow and diversify our business and earnings by opportunistically expanding through acquisitions in attractive markets and then adding our full range of products and services

Disciplined Acquisition Objectives

- **Internal rate of return in excess of 15%**
- **EPS accretive**
- **Low-to-mid teens return on invested capital**
- **Less than 10% initial tangible book value per share dilution**
- **Less than 4 years tangible book value per share dilution earnback**

Acquisition History

Target	State	Date: Announce	Date: Completion	Total Assets ($M)	Deal Value ($M)	Price/ TBV (%)
The Bank of Oswego	OR	5/11/2016	8/12/2016	$ 42	NA	NA (1)
Orange County Business Bank	CA	9/28/2015	2/1/2016	200	$ 56	117
Simplicity Bancorp, Inc.	CA	9/29/2014	3/1/2015	879	133	99
Fortune Bank	WA	7/26/2013	11/1/2013	142	27	142
YNB Financial Services Corp.	WA	7/26/2013	11/1/2013	125	10	140
			Total	$ 1,263	$ 226	110 (2)

Post Acquisition Scaling (CA Example)

- **HomeStreet Commercial Real Estate – Southern California**
  - Originate permanent loans up to $10 million in principal, a portion of which we intend to sell
- **SBA Lending group – Offices in Santa Ana, Beverly Hills, and Carlsbad California**
- **Fill-in Acquisitions – Purchased two mature branches in Los Angeles County**
- **De-Novo Branch expansion associated with Kaiser Permanente affinity relationship**
  - Kearney Mesa, Mission Gorge, & Point Loma in San Diego, CA and Riverside, CA

(1) Acquisition structured as a purchase of two branch locations and related loans and other assets and an assumption of certain liabilities including deposits

(2) Deal value weighted average price / TBV

HomeStreet

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7 Recent Highlights Results of Operations • 2016 net income of $58.2 million, or $2.34 diluted EPS • Excluding after tax acquisition-related items, core net income of $62.8 million, or $2.53 diluted EPS (1) • Return on average tangible equity of 10.8% and core return on average tangible equity of 11.7%(1) • Total assets ended 2016 at $6.2 billion, loans held for investment at $3.8 billion • Continued strong credit performance and fundamentals in all of our markets Strategic Growth Activity in 2016 • Completed the acquisition of Orange County Business Bank, certain assets and liabilities, including two branches, from The Bank of Oswego, and two retail deposit branches from Boston Private Bank and Trust, collectively adding five retail deposit branches • Opened six de-novo retail deposit branches, three primary home loan centers, and one primary commercial lending center • Augmented capital to support growth through the issuance of senior unsecured notes with net proceeds of $63 million and an equity offering of 2 million shares with net proceeds of $59 million Recent Developments • Began the commercial and consumer banking expansion into northern California by hiring a northern California commercial banking market president along with opening a primary commercial lending center in San Jose, with a retail deposit branch that will follow later in the year (1) See appendix for reconciliation of non-GAAP financial measures.

Results of Operations (1) Excludes pre-tax acquisition-related expenses and bargain purchase gain. See appendix for reconciliation of non-GAAP financial measures. (2) See appendix for reconciliation of non-GAAP financial measures. 8 ($ in thousands) Dec. 31, 2016 Dec. 31, 2015 Dec. 31, 2016 Dec. 31, 2015 Net interest income $ 48,074 $ 39,740 $ 180,049 $ 148,338 Provision for loan losses 350 1,900 4,100 6,100 Noninterest income 73,221 65,409 359,150 281,237 Noninterest expense 117,539 92,725 444,322 366,568 Net income before taxes 3,406 10,524 90,777 56,907 Income taxes 1,112 1,846 32,626 15,588 Net income $ 2,294 $ 8,678 $ 58,151 $ 41,319 Diluted EPS $ 0.09 $ 0.39 $ 2.34 $ 1.96 Core net income (1) $ 2,555 $ 8,787 $ 62,789 $ 44,337 Core EPS (1) $ 0.10 $ 0.39 $ 2.53 $ 2.11 Tangible BV/share (2) $ 22.33 $ 20.16 $ 22.33 $ 20.16 Core ROAA (1) 0.16% 0.72% 1.09% 0.97% Core ROAE (1) 1.67% 7.47% 11.09% 10.03% Core ROATE (1) 1.74% 7.80% 11.68% 10.50% Net Interest Margin 3.42% 3.61% 3.45% 3.63% Core efficiency ratio (1) 96.6% 87.8% 81.1% 83.0% Tier 1 Leverage Ratio (Bank) 10.24% 9.46% 10.24% 9.46% Total Risk-Based Capital (Bank) 14.80% 13.92% 14.80% 13.92% For the three months ended For the twelve months ended

Results of Operations – Quarter Trend

($ in thousands)	Dec. 31, 2016	Sept. 30, 2016	Jun. 30, 2016	Mar. 31, 2016 (1)	Dec. 31, 2015
	For the three months ended				
Net interest income	$ 48,074	$ 46,802	$ 44,482	$ 40,691	$ 39,740
Provision for loan losses	350	1,250	1,100	1,400	1,900
Noninterest income	73,221	111,745	102,476	71,708	65,409
Noninterest expense	117,539	114,399	111,031	101,353	92,725
Net income before taxes	3,406	42,898	34,827	9,646	10,524
Income taxes	1,112	15,197	13,078	3,239	1,846
Net income	$ 2,294	$ 27,701	$ 21,749	$ 6,407	$ 8,678
Diluted EPS	$ 0.09	$ 1.11	$ 0.87	$ 0.27	$ 0.39
Core net income (2)	$ 2,555	$ 28,034	$ 22,415	$ 9,785	$ 8,787
Core EPS (2)	$ 0.10	$ 1.12	$ 0.90	$ 0.41	$ 0.39
Tangible BV/share (3)	$22.33	$ 22.45	$ 21.38	$ 20.37	$ 20.16
Core ROAA (2)	0.16%	1.81%	1.59%	0.78%	0.72%
Core ROAE (2)	1.67%	19.07%	16.36%	7.66%	7.47%
Core ROATE (2)	1.74%	20.04%	17.27%	8.08%	7.80%
Net Interest Margin	3.42%	3.34%	3.48%	3.55%	3.61%
Core efficiency ratio (2)	96.6%	71.8%	74.9%	85.6%	87.8%
Tier 1 Leverage Ratio (Bank)	10.24%	9.91%	10.28%	10.17%	9.46%
Total Risk-Based Capital (Bank)	14.80%	14.41%	14.33%	13.93%	13.92%

(1) Includes two months of OCBB's results of operations.
(2) Excludes pre-tax acquisition-related expenses and bargain purchase gain. See appendix for reconciliation of non-GAAP financial measures.
(3) See appendix for reconciliation of non-GAAP financial measures.

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3.61% 0.03 0.032 0.034 0.036 0.038 0.04 0.042 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% Ne t In ter est Ma rgi n (% ) Ne t In ter est Inc om e (i n m illio ns) $39.7 $40.7 $44.5 $46.8 $48.1 3.61% 3.55% 3.48% 3.34% 3.42% 2.75% 2.95% 3.15% 3.35% 3.55% 3.75% 3.95% 4.15% $- $10.0 $2 .0 $30.0 $40.0 $50.0 $6 .0 4Q15 1Q16 2Q16 3Q16 4Q16 Ne t In ter est Ma rgi n (% ) Ne t In ter est Inc om e (i n m illio ns) Net Interest Income & Margin • 4Q NIM increased 8 bps and net interest income increased $1.3 million • NIM and net interest income increase primarily due to asset mix shifts to higher yielding loans held for investment from lower yielding securities and single family loans held-for-sale 10

Avg. Yield 3.00% 3.20% 3.40% 3.60% 3.80% 4.00% 4.20% $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 4Q15 1Q16 2Q16 3Q16 4Q16 Av era ge Yi eld Av era ge Ba lan ce s ( in bil lio ns ) Loans Held for Sale Cash & Cash Equivalents Investment Securities Loans Held for Investment Average Yield Interest-Earning Assets • Average total interest-earning assets increased $18 million or 0.3% in 4Q primarily from $53 million increase in average loans held for investment balances, offset by $20 million decrease in average loans held for sale balances and $19 million decline in average investment securities balances • Loans held for investment, net, ending balances increased $55 million or 1% in 4Q • New commitments of $704 million in mortgage, consumer, commercial lending, commercial real estate and residential construction in 4Q, offset by sale of approximately $67 million of adjustable rate single family portfolio loans Avg. Yield 4.03% 4.03% 4.00% 3.93% 4.03% 11

HomeStreet Investment Securities Portfolio Yield As of 12/31/2016 2016 YTD Total Return (1) Yield (2) Duration (2) HomeStreet Investment Portfolio 1.77 3.07 4.22 Composition Adjusted Barclays US Aggregate Index (4) 2.37 2.71 5.02 HMST performance data: Bloomberg PORT+ (1) As of December 31, 2016 (2) Yield and duration Include FTE adjustment. Yields are at current market prices, not book. (3) Performance Trust proprietary models as of 09/30/16, YOY (4) Barclays US Aggregate Index Adjusted to reflect HMST portfolio composition • Investment security portfolio market value is $1.04 billion • The investment portfolio has an average credit rating of Aa2. • The portfolio total return ranks in the 92nd percentile compared to other banks (3) 12 26% 5% 21% 38% 9% 1% Investment portfolio composition as of 12/31/2016 CMO Corporates MBS Municipal Short-Term Muni Treasury

$5.2 $3.7 $4.6 $5.3 $13.5 $8.1 $13.2 $14.5 $46.6 $61.3 $85.6 $92.6 $67.8 $65.4 $71.7 $102.5 $111.7 $73.2 $- $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 4Q15 1Q16 2Q16 3Q16 4Q16 No nin ter st I nc om e (i n m illio ns ) Net gain on mortgage loan origination and sale activities Mortgage servicing income Other noninterest income Noninterest Income • Noninterest income declined 34% to $73.2 million in 4Q primarily due to lower net gain on mortgage loan origination and sale activities and mortgage servicing income • Net gain on mortgage loan origination and sale activities decreased $24.8 million primarily due to 34% lower single family rate lock and forward sale commitments volume • Mortgage servicing income declined $14.5 million primarily due to lower results stemming from asymmetrical changes in valuation of hedging derivatives and servicing valuations following the unexpected and sustained increase in interest rates during the quarter 13

1,600 2,000 2,400 2,800 $- $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 4Q15 1Q16 2Q16 3Q16 4Q16 FTE No nin ter st In com e (i n m illio ns) Core noninterest expense Merger-related expenses FTE Total noninterest expense $92.7 $101.4 $111.0 $114.4 $117.5 Merger-related expenses $0.8 $5.2 $1.0 $0.5 $0.4 Core noninterest expense (1) $92.0 $96.2 $110.0 $113.9 $117.1 Salaries & related costs (1) $60.3 $63.8 $74.5 $79.2 $81.7 General & administrative (1) $16.0 $15.7 $17.1 $15.5 $15.9 Other noninterest expense (1) $15.7 $16.7 $18.4 $19.2 $19.5 FTE 2,139 2,264 2,335 2,431 2,552 Core efficiency ratio (1) 87.8% 85.6% 74.9% 71.8% 96.6% Noninterest Expense • Excluding acquisition-related expenses, salaries and related costs increased by 3% in 4Q, primarily influenced by increased commissions and incentives on higher Commercial and Consumer Banking Segment closed loan volume and 5% increase in full-time equivalent employees, partially offset by lower commissions on decreased Mortgage Banking Segment closed loan volume • Core efficiency ratio increased from the prior quarter due the drop in revenue in our Mortgage Banking Segment • Noninterest expense will continue to vary primarily based on headcount and mortgage origination volume (1) Excludes acquisition-related expenses, which are shown in “acquisition-related expenses” in the table. See appendix for reconciliation of non-GAAP financial measures. 14

Segment Overview Commercial & Consumer Banking • Regional Single Family mortgage origination platform • 100% direct retail origination • Majority of production sold into secondary market • Fannie Mae, Freddie Mac, FHA, VA lender since programs’ inceptions • Portfolio products: jumbo, HELOC and custom home construction • Servicing retained on majority of originated loans sold to secondary markets • Build Western U.S. major market retail franchise • Dynamic personnel management in relation to changes in market conditions • Fixed/Semi/Variable cost management • Long-term efficiency ratio target of <80% • Long-term targeted ROE of >25% Mortgage Banking Overview • Commercial Banking  Commercial lending, including SBA  All CRE property types with multifamily focus  FNMA DUS lender / servicer  Residential and commercial construction  Commercial deposit, treasury and cash management services • Consumer Banking  Consumer loan and deposit products  Consumer investment, insurance and private banking products and services • Expand market share in primary markets in the West  Follow mortgage expansion • Diversify and grow loan portfolio average of 4-6% per quarter (1) • Manage non-interest expense increase to approximately 2% per quarter • Manage credit risk by monitoring portfolio and geographic early warning indicators • Long-term efficiency ratio target of <65% • Long-term targeted ROE range of 8-12%  Commercial lending – 8-12%  Commercial real estate – 10-15%  Residential construction – 20-30%  Single Family residential – 10-15% Strategic Objectives (1) Actual growth of loan portfolio is subject to, among other things, actual loan production volumes, portfolio runoff, portfolio loan sales, portfolio credit performance, net interest margin, and market forces. Other portfolio management considerations include liquidity management, capital requirements and profitability. 15

Commercial & Consumer Banking 16

Commercial & Consumer Banking Segment • Year over year core net income is up 68%, reflecting the success of strategic growth initiatives, both M&A and organic • Full year 2016 net interest income increased 28% primarily due to 35% growth in average earning asset balances 17 (1) Excludes pre-tax acquisition-related expenses and bargain purchase gain. See appendix for reconciliation of non-GAAP financial measures. ($ in thousands) Dec. 31, 2016 Dec. 31, 2015 Dec. 31, 2016 Dec. 31, 2015 Net interest income $ 40,637 $ 32,759 $ 154,015 $ 120,020 Provision for loan losses 350 1,900 4,100 6,100 Noninterest income 13,087 8,778 35,682 29,367 Noninterest expense 35,482 29,542 138,385 122,598 Net income before taxes 17,892 10,095 47,212 20,689 Income taxes 5,846 1,718 16,412 2,672 Net income $ 12,046 $ 8,377 $ 30,800 $ 18,017 Core net income (1) $ 12,307 $ 8,486 $ 35,438 $ 21,035 Core ROAA (1) 0.95% 0.85% 0.74% 0.59% Core ROAE (1) 9.89% 9.11% 7.64% 6.67% Core ROATE (1) 10.54% 9.64% 8.14% 7.11% Core efficiency ratio (1) 65.3% 70.0% 69.2% 74.9% Net Interest Margin 3.37% 3.52% 3.42% 3.58% Total average earning assets $4,832,575 $3,708,342 $ 4,535,603 $ 3,360,305 FTE 998 828 998 828 For the three months ended For the twelve months ended

Commercial & Consumer Banking Segment – Quarter Trend

($ in thousands)	For the three months ended Dec. 31, 2016	Sept. 30, 2016	Jun. 30, 2016	Mar. 31, 2016 [1]	Dec. 31, 2015
Net interest income	$ 40,637	$ 39,339	$ 38,393	$ 35,646	$ 32,759
Provision for loan losses	350	1,250	1,100	1,400	1,900
Noninterest income	13,087	9,771	8,181	4,643	8,778
Noninterest expense	35,482	32,170	34,103	36,630	29,542
Net income before taxes	17,892	15,690	11,371	2,259	10,095
Income taxes	5,846	5,557	4,292	717	1,718
Net income	$ 12,046	$ 10,133	$ 7,079	$ 1,542	$ 8,377
Core net income [2]	$ 12,307	$ 10,466	$ 7,745	$ 4,920	$ 8,486
Core ROAA [2]	0.95%	0.83%	0.66%	0.46%	0.85%
Core ROAE [2]	9.89%	8.56%	6.87%	4.71%	9.11%
Core ROATE [2]	10.54%	9.10%	7.34%	5.03%	9.64%
Core efficiency ratio [2]	65.3%	64.5%	71.0%	78.0%	70.0%
Net Interest Margin	3.37%	3.30%	3.44%	3.52%	3.52%
Total average earning assets	$4,832,575	$4,793,035	$4,476,524	$4,039,023	$3,708,342
FTE	998	948	926	903	828

- Net income and core net income improved over the prior quarter due to higher noninterest income of $3.3 million primarily driven by gains on sale of single family loans held for investment and investment securities, as well as higher net interest income of $1.3 million from growth in interest-earning assets.

[1] Includes two months of OCBB's results of operations.

[3] Excludes pre-tax acquisition-related expenses and bargain purchase gain. See appendix for reconciliation of non-GAAP financial measures.

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Loan Production/Loan Balance Trend 19 • New loan commitments for 4Q16 were a record $704 million and included $523 million in commercial loans, representing 74% of all new loan commitments • Loans held for investment balances have grown 19% year to date, 74% of this growth was organic • 1Q16 balances included $126 million of loans added from the acquisition of OCBB, 3Q16 included $40 million of loans added from the acquisition of loans from The Bank of Oswego Commitme n ts B al an ce s ($ in thousands) Dec. 31, 2016 Sept. 30, 2016 Jun. 30, 2016 Mar. 31, 2016 Dec. 31, 2015 Single Family $1,083,822 $1,186,476 $1,218,216 $1,231,707 $1,203,180 Single Family Custom Home Construction $149,835 $143,492 $133,947 $119,363 $108,228 Home Equity and other $359,874 $338,155 $309,204 $275,405 $256,373 Total Consumer Loans $1,593,531 $1,668,123 $1,661,367 $1,626,475 $1,567,781 Commercial Real Estate $871,563 $810,346 $762,170 $661,932 $600,703 Multifamily $674,219 $562,272 $562,728 $543,887 $426,557 Residential Construction $258,762 $245,327 $221,442 $202,427 $177,335 Commercial Real Estate/Multifamily Construction $227,723 $272,994 $284,052 $308,030 $297,597 Commercial Business $223,653 $237,117 $239,077 $213,084 $154,262 Total Commercial Loans $2,255,920 $2,128,056 $2,069,469 $1,929,360 $1,656,454 Total Loans Held for Investment (before Deferred Fees and Allowance) $3,849,451 $3,796,179 $3,730,836 $3,555,835 $3,224,235 ($ in thousands) Dec. 31, 2016 Sept. 30, 2016 Jun. 30, 2016 Mar. 31, 2016 Dec. 31, 2015 Single Family $54,985 $60,356 $66,194 $74,048 $99,621 Single Family Custom Home Construction $57,816 $54,575 $53,736 $47,519 $73,978 Home Equity and other $68,079 $70,914 $75,452 $55,269 $54, 47 Total Consumer Loans $180,880 $185,845 $195,382 $176,836 $227,646 C mercial Real Estate/Multifamily $266,805 $147,130 $220,592 $146,563 $136,370 Residential Constructio $131,999 $173,255 $172,285 $105,847 $1 4,531 Commercial Real Estate/Multifamily Construction $95,440 $68,740 $48,750 $27,420 $77,815 Business $28,893 $26,026 $32,100 $12,582 $18,572 Total Commercial Loans $523,137 $415,151 $473,727 $292, 12 $347, 88 Total $704,017 $600,996 $669,109 $469,248 $574, 34

Loan Portfolio • Loans held for investment increased $53.3 million, or 1.4% during the quarter to $3.85 billion. Loan growth was impacted by the sale of approximately $67 million of adjustable rate single family loans during the quarter • We continue to diversify the composition of the portfolio, commercial loans make up 59% of the portfolio at 4Q16 and single family and consumer loans make up 41% • CRE loans ended 4Q16 at $1.55 billion or 40%(1) of the total LHFI portfolio and 69% of the commercial loan portfolio. Multifamily is the number one property type in this portfolio 20 Loan Composition $3.85 billion CRE by Property Type $1.55 billion (1) A portion of the C&I/CRE Owner-Occupied category includes CRE balances

Commercial Real Estate Perm Lending Overview

HomeStreet lends within the full spectrum of commercial real estate lending types, but is deliberate in achieving diversification among property types and geographic areas to mitigate concentration risk

Commercial Real Estate Property Types

	Multifamily	*Industrial/ Warehouse*	*Office*	*Retail*	*Other*
Loan Characteristics	• 5-10 Year Term • $30MM Loan Amt. Max • ≥ 1.20 DSCR • Avg. LTV @ Orig. ~ 61%	• 5-10 Year Term • $30MM Loan Amt. Max • ≥ 1.25 DSCR • Avg. LTV @ Orig. ~ 61%	• 5-10 Year Term • $30MM Loan Amt. Max • ≥ 1.25 DSCR • Avg. LTV @ Orig. ~ 67%	• 5-10 Year Term • $30MM Loan Amt. Max • ≥ 1.25 DSCR • Avg. LTV @ Orig. ~ 62%	• Additional property types are reviewed on a case by case basis • Includes acquired loan types • Examples include: Self Storage & Hotel
12/31/16 Balances Outstanding	Balance: $677M % of Balances: 44% Portfolio Avg. LTV ~ 56% [1] Portfolio Avg. DSCR ~ 1.51x Avg. Loan Size: $1.4M Largest Dollar Loan: $24.1M	Balance: $194M % of Balances: 13% % Owner Occupied: 47% Portfolio LTV ~ 49% [1] Portfolio Avg. DSCR ~ 1.68x Avg. Loan Size: $1.8M Largest Dollar Loan: $10.8M	Balance: $324M % of Balances: 21% % Owner Occupied: 23% Portfolio LTV ~ 56% [1] Portfolio Avg. DSCR ~ 1.66x Avg. Loan Size: $1.7M Largest Dollar Loan: $25.7M	Balance: $244M % of Balances: 16% % Owner Occupied: 25% Portfolio LTV ~ 52% [1] Portfolio Avg. DSCR ~ 1.73x Avg. Loan Size: $1.7M Largest Dollar Loan: $19.8M	Balance: $107M % of Balances: 7% % of Owner Occupied: 54% Portfolio LTV ~ 43% [1] Portfolio Avg. DSCR ~ 1.69x Avg. Loan Size: $688K Largest Dollar Loan: $21.3M

Geographical Distribution (balances)


9%
11%
41%
21%
5%
13%


2%
16%
17%
56%
5%
4%


21%
10%
12%
11%
1%
45%


11%
13%
10%
19%
45%
2%


29%
8%
2%
4%
3%
53%

WA-Puget Sound | WA-Other | Oregon | CA-Los Angeles County | CA-Other | Other Includes: AK,AZ, CO,HI,ID,NV,TX,UT

HomeStreet

(1) Property values as of origination date

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Construction Lending Overview

Construction lending is a broad category that includes many different loan types, which are often characterized by different risk profiles. HomeStreet lends within the full spectrum of construction lending types, but is deliberate in achieving diversification among the types to mitigate risk. Additionally, recent geographic expansion has provided an opportunity to increase diversification.

Construction Lending Types

Custom Home Construction	*Multifamily*	*Commercial*	*Residential Construction*	*Land & Lots*
Loan Characteristics				
• 12 Month Term • Consumer Owner Occupied • Borrower Underwritten similar to Single Family	• 18-36 Month Term • ≤ 80% LTC • Minimum 15% Cash Equity • ≥ 1.15 DSC • Portfolio LTV ~ 61%	• 18-36 Month Term • ≤ 80% LTC • Minimum 15% Cash Equity • ≥ 1.25 DSC • ≥ 50% pre-leased office/retail • Portfolio LTV ~48%	• 12-18 Month Term • LTC: ≤ 95% Presale & Spec • Leverage, Liquid. & Net Worth Covenants as appropriate • Portfolio LTV ~ 79%	• 12-24 Month Term • ≤ 50% -80% LTC • Strong, experienced, vertically integrated builders • Portfolio LTV ~ 65%
12/31/16 Balances and Commitments				
Balance: $150M Unfunded Commitments: $114M % of Balances: 24% % of Unfunded Commitments: 19% Avg. Loan Size: $457K Largest Dollar Loan: $1.9M	Balance: $165M Unfunded Commitments: $209M % of Balances: 26% % of Unfunded Commitments: 35% Avg. Loan Size: $5.2M Largest Dollar Loan: $25.4M	Balance: $66M Unfunded Commitments: $30M % of Balances: 10% % of Unfunded Commitments: 5% Avg. Loan Size: $11.0M Largest Dollar Loan: $22.3M	Balance: $187M Unfunded Commitments: $232M % of Balances: 29% % of Unfunded Commitments: 38% Avg. Loan Size: $267K Largest Dollar Loan: $8.3M	Balance: $68M Unfunded Commitments: $20M % of Balances: 11% % of Commitments: 3% Avg. Loan Size: $1.2M Largest Dollar Loan: $3.3M

Geographical Distribution (balances)


24%
35%
6%
1%
28%
4%
1%
3%
3%
4%
2%
36%
19%
2%
32%
38%
62%
3%
18%
22%
3%
12%
3%
9%
31%
6%
34%
39%
4%
3%
9%
4%
1%
Seattle Metro
Puget Sound Other
WA Other
Portland Metro
OR Other
Hawaii
California
Utah
Idaho

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22

Credit Quality

($ in thousands)	Dec. 31, 2016		Sept. 30, 2016		Jun. 30, 2016		Mar. 31, 2016		Dec. 31, 2015	
	HMST	Peer Mdn	HMST	Peer Mdn	HMST	Peer Mdn	HMST	Peer Mdn	HMST	Peer Mdn
Nonperforming assets [1]	$25,785	--	$32,361	--	$26,443	--	$23,285	--	$24,699	--
Nonperforming loans	$20,542	--	$25,921	--	$15,745	--	$16,012	--	$17,168	--
OREO	$5,243	--	$6,440	--	$10,698	--	$7,273	--	$7,531	--
Nonperforming assets/total assets [1]	0.41%	[3]	0.52%	0.46%	0.45%	0.45%	0.43%	0.49%	0.50%	0.60%
Nonperforming loans/total loans	0.53%	[3]	0.68%	0.41%	0.42%	0.40%	0.45%	0.43%	0.53%	0.39%
Total delinquencies/total loans	1.88%	[3]	1.89%	0.81%	1.59%	0.73%	1.94%	0.74%	2.05%	0.71%
Total delinquencies/total loans - adjusted [2]	0.58%	[3]	0.77%	0.78%	0.45%	0.73%	0.64%	0.72%	0.65%	0.71%
ALLL / total loans	0.88%	[3]	0.89%	1.04%	0.88%	1.04%	0.88%	1.05%	0.91%	1.05%
ALLL / Nonperforming loans (NPLs)	165.52%	[3]	131.07%	220.15%	207.41%	236.59%	195.51%	224.60%	170.54%	252.66%
ALLL / total loans, excluding purchased loans	1.00%	--	1.05%	--	1.03%	--	1.07%	--	1.10%	--
Purchased Discount & Reserves/Gross Purchased Loans [4]	2.96%	--	2.92%	--	3.03%	--	3.01%	--	3.03%	--

- Credit Quality continues to reflect excellent loan quality:
  - Nonperforming assets declined 20% to 0.41% of total assets compared to 0.52% in 3Q16
  - Nonperforming loans declined 21% to $20.5 million compared to $25.9 million in 3Q16
  - OREO balances declined 19% to $5.2 million compared to $6.4 million in 3Q16
  - Total delinquencies (adjusted[2]) declined to 0.58% compared to 0.77% in 3Q16

(1) Nonperforming assets includes nonaccrual loans and OREO, excludes performing TDRs and SBAs
(2) Total delinquencies and total loans - adjusted (net of Ginnie Mae EBO loans (FHA/VA loans) guaranteed portion of SBA loans
(3) Not available at time of publishing
(4) While not a loss reserve, purchase discounts are available to absorb credit related losses on loans purchased with discounts

[HomeStreet]
23

Deposits 24 Total Cost of Deposits 8% 11% 10% 13% 10% 23% 24% 27% 24% 25% 57% 53% 52% 51% 54% 11% 12% 12% 11% 12% $3,232 $3,823 $4,239 $4,504 $4,430 $- $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 $4,500 $5,000 12/31/2015 3/31/2016 6/30/2016 9/30/2016 12/31/2016 Bala nce s (in mil lion s) Noninterest-Bearing Transaction & Savings Deposits Interest-Bearing Transaction & Savings Deposits Time Deposits Mortgage Svcg. Escrow Accts. & Other Total Cost of Deposits 0.44% 0.42% 0.46% 0.50% 0.51% • Total deposits of $4.43 billion at December 31, 2016 declined $74 million or 2% from September 30, 2016 • Transaction and savings accounts increased 3% during the quarter while servicing and escrow balances declined 27% during the quarter. The decline in servicing and escrow balances reflects seasonal changes in mortgage loan servicing activity. • Deposit growth during the quarter of 16.8% in our de-novo branches opened since 2012. Opened 16 branches, or 29% of our total network, since 2012. Deposits in our acquired branches increased 12.6% during the quarter. • The acquisition of two branches in Los Angeles from Boston Private Bank and Trust added $105 million of deposits during the quarter

Mortgage Banking 25

Mortgage Banking Segment • Full year 2016 net income increased 17% as a result of our investment in growth • Interest rate lock and forward sale commitments increased 24% year-over-year and our balance of single- family loans serviced for others increased 27% resulting in increased gain-on-sale income and servicing income, respectively • During the year, we have had a higher proportion of support staff relative to sales staff due to the implementation of TRID, and we opened thirteen stand-alone single-family offices, which contributed to growth in non-interest expense 26 ($ in thousands) Dec. 31, 2016 Dec. 31, 2015 Dec. 31, 2016 Dec. 31, 2015 Net interest income $ 7,437 $ 6,981 $ 26,034 $ 28,318 Noninterest income 60,134 56,631 323,468 251,870 Noninterest expense 82,056 63,183 305,937 243,970 Net income before taxes (14,485) 429 43,565 36,218 Income taxes (4,733) 128 16,214 12,916 Net income $ (9,752) $ 301 $ 27,351 $ 23,302 ROAA (3.55)% 0.12% 2.79% 2.36% ROATE (31.91)% 1.28% 26.78% 18.81% Efficiency Ratio 121.4% 99.3% 87.5% 87.1% FTE 1,554 1,311 1,554 1,311 For the three months ended For the twelve months ended

Mortgage Banking Segment – Quarter Trend • Net income decreased $27.3 million from 3Q, which was primarily driven by $41.8 million lower noninterest income • Gain on mortgage loan origination and sale activities of $61.1 million, coming in $27.8 million or 31% below 3Q due to 34% decline in rate lock volume • Interest rate lock commitment volume in 4Q of $1.77 billion was 42% below closed loan volume, which negatively affects reported earnings • Mortgage servicing loss of $984 thousand declined from $11.8 million income in 3Q primarily due to lower risk management results 27 ($ in thousands) Dec. 31, 2016 Sept. 30, 2016 Jun. 30, 2016 Mar. 31, 2016 Dec. 31, 2015 Net interest income $ 7,437 $ 7,463 $ 6,089 $ 5,045 $ 6,981 Noninterest income 60,134 101,974 94,295 67,065 56,631 Noninterest expense 82,056 82,229 76,928 64,723 63,183 Net income before taxes (14,485) 27,208 23,456 7,387 429 Income taxes (4,733) 9,640 8,786 2,522 128 Net income $ (9,752) $ 17,568 $ 14,670 $ 4,865 $ 301 ROAA (3.55)% 6.04% 6.67% 2.50% 0.12% ROATE (31.91)% 68.36% 62.45% 21.74% 1.28% Efficiency Ratio 121.4% 75.1% 76.6% 89.8% 99.3% FTE 1,554 1,483 1,409 1,361 1,311 For the three months ended

Mortgage Origination (1) Represents combined value of secondary market gains and originated mortgage servicing rights stated as a percentage of interest rate lock commitments. (2) Loan origination and funding fees stated as a percentage of mortgage originations from the retail channel and excludes loans purchased from WMS. 28 - 500 1,000 1,500 2,000 2,500 3,000 4Q15 1Q16 2Q16 3Q16 4Q16 Held for Sale Closed Loan Production ($ in millions) HMST WMS Rate locks Bps 0 50 100 150 200 250 300 350 400 4Q15 1Q16 2Q16 3Q16 4Q16 Single Family Composite Margin (bps) secondary gains/rate locks loan fees/closed loans 4Q15 1Q16 2Q16 3Q16 4Q16 HMST $1,530 $1,479 $2,118 $2,451 $2,376 WMS $119 $94 $144 $197 $138 Closed Loans $1,649 $1,573 $2,262 $2,648 $2,515 Purchase % 70% 62% 69% 64% 57% Refinance % 30% 38% 31% 36% 43% Rate locks $1,340 $1,804 $2,362 $2,690 $1,766 Purchase % 67% 59% 65% 53% 63% Refinance % 33% 41% 35% 47% 37% 4Q15 1Q16 2Q16 3Q16 4Q16 Secondary gains/rate locks (1) 281 300 312 297 299 Loan fees/closed loans (2) 38 36 35 37 35 Composite Margin 319 336 347 334 334

Mortgage Servicing As of December 31, 2016 • Constant Prepayment Rate (CPR) – 19.9% for 4Q 2016 • W.A. servicing fee - 28.4 bps • MSRs represent 1.16% of ending UPB – 4.1 W.A. servicing fee multiple • W.A. age – 26.3 months • W.A. expected life – 73 months as of 12/31/16 • Composition of government – 25.7% • Total delinquency - 1.2% (including foreclosures) • W.A. note rate – 3.90% 29 $15,348 $15,981 $17,074 $18,199 $19,488 $4,000 $6,000 $8,000 $10,000 $12,000 $14,000 $16,000 $18,000 $20,000 $22,000 4Q15 1Q16 2Q16 3Q16 4Q16 Mortgage Servicing Portfolio ($ in millions)

Mortgage Market & Competitive Landscape 30 Mortgage Market • MBA estimated fourth quarter mortgage origination nationally to decrease 16% over third quarter. By contrast, HomeStreet’s originations decreased only 5% over the prior quarter. • The most recent Mortgage Bankers Association monthly forecast projects total loan originations to decrease 17.3% in 2017 over the past year, but to increase by 1.6% in 2018. • Despite the recent increase in mortgage rates, rates remain historically low on an absolute basis. Nationally, purchases are expected to increase by 10.3% from 2016 and comprise 70% of volume in 2017. • Housing starts for this year are expected to be up 8.3% over 2016 levels. Competitive Landscape • Purchases comprised 49% of originations nationally and 44% in the Pacific Northwest in the fourth quarter. HomeStreet continues to perform above the national and regional averages, with purchases accounting for 57% of our closed loans and 63% of our interest rate lock commitments in the quarter. • Purchase demand continues to remain strong in many of our our markets, however limited inventory continues to be a significant constraining issue. • The Pacific Northwest and the major markets in western United States are expected to continue to grow more quickly than the rest of the country, consistent with the past three years.

Key Drivers Guidance 31 • Currently anticipating mortgage loan lock and forward sale commitments volume of approximately $1.8 billion and $2.8 billion in the first and second quarter of 2017, respectively • Projecting mortgage loan held for sale closing volumes of $1.9 billion and $2.7 billion in the first and second quarter of 2017, respectively • We expect mortgage loan lock and forward sale commitments and mortgage loan held for sale closing volumes to each total $9.3 billion and $9.4 billion, respectively, for 2017, subject to market interest rates, home prices, and other economic conditions • Gain on sale composite margin expected to range between 315 and 325 basis points through the end of 2017 • In our Commercial and Consumer Banking segment, we expect average quarterly net loan portfolio growth of 4% to 6% during 2017 • Reflecting the increase in interest rates and temporary investment of the proceeds of our common stock offering in lower yielding securities, we generally expect our consolidated net interest margin to trend in the 3.20% to 3.25% level during the next first and second quarters of 2017 and increase to between 3.35% and 3.40% in the second half of 2017, absent changes in market rates and prepayment speeds • During 2017, we expect our non-interest expenses will grow approximately 2% per quarter on average, reflecting the continued investment in our growth and infrastructure, subject to seasonality in closed loan volumes and the timing of further investments in growth The information in this presentation, particularly including but not limited to that presented on this slide, is forward-looking in nature, and you should review Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K for a list of factors that may cause us to deviate from our plans or to fall short of our expectations.

. Appendix 32

Statements of Financial Condition 33 ($ in thousands) Dec. 31, 2016 Sept. 30, 2016 Jun. 30, 2016 Mar. 31, 2016 Dec. 31, 2015 Cash and cash equivalents $ 53,932 $ 55,998 $ 45,229 $ 46,356 $ 32,684 Investment securities 1,043,851 991,325 928,364 687,081 572,164 Loans held for sale 714,559 893,513 772,780 696,692 650,163 Loans held for investment, net 3,819,027 3,764,178 3,698,959 3,523,551 3,192,720 Mortgage servicing rights 245,860 167,501 147,266 148,851 171,255 Other real estate owned 5,243 6,440 10,698 7,273 7,531 Federal Home Loan Bank stock, at cost 40,347 39,783 40,414 40,548 44,342 Premises and equipment, net 77,636 72,951 67,884 67,323 63,738 Goodwill 22,175 19,900 19,846 20,366 11,521 Other assets 221,070 215,012 209,738 179,211 148,377 Total assets $ 6,243,700 $ 6,226,601 $ 5,941,178 $ 5,417,252 $ 4,894,495 Deposits $ 4,429,701 $ 4,504,560 $ 4,239,155 $ 3,823,027 $ 3,231,953 Federal Home Loan Bank advances 868,379 858,923 878,987 883,574 1,018,159 Accounts payable and other liabilities 191,189 151,968 138,307 119,662 117,251 Long-term debt 125,147 125,122 125,126 61,857 61,857 Total liabilities 5,614,416 5,640,573 5,381,575 4,888,120 4,429,220 Preferred stock - - - - - Common stock 511 511 511 511 511 Additional paid-in capital 336,149 276,844 276,303 273,168 222,328 Retained earnings 303,036 300,742 273,041 251,292 244,885 Accumulated other comprehensive income (loss) (10,412) 7,931 9,748 4,161 (2,449) Total shareholders’ equity 629,284 586,028 559,603 529,132 465,275 Total liabilities and shareholders’ equity $ 6,243,700 $ 6,226,601 $ 5,941,178 $ 5,417,252 $ 4,894,495

Non-GAAP Financial Measures

Tangible Book Value:

(dollars in thousands, except share data)	Quarter Ended Dec. 31, 2016	Sept. 30, 2016	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Twelve Months Ended Dec. 31, 2016	Dec. 31, 2015
Shareholders' equity	$629,284	$586,028	$559,603	$529,132	$465,275	$629,284	$465,275
Less: Goodwill and other intangibles	(30,789)	(28,573)	(28,861)	(29,126)	(20,266)	(30,789)	(20,266)
Tangible shareholders' equity	$598,495	$557,455	$530,742	$500,006	$445,009	$598,495	$445,009
Common shares outstanding	26,800,183	24,833,008	24,821,349	24,550,219	22,076,534	26,800,183	22,076,534
Book value per share	$23.48	$23.60	$22.55	$21.55	$21.08	$23.48	$21.08
Impact of goodwill and other intangibles	(1.15)	(1.15)	(1.17)	(1.18)	(0.92)	(1.15)	(0.92)
Tangible book value per share	$22.33	$22.45	$21.38	$20.37	$20.16	$22.33	$20.16
Average shareholders' equity	$616,497	$588,335	$548,080	$510,883	$470,635	$566,148	$442,105
Less: Average goodwill and other intangibles	(29,943)	(28,769)	(28,946)	(26,645)	(20,195)	(28,580)	(19,668)
Average tangible shareholders' equity	$586,554	$559,566	$519,134	$484,238	$450,440	$537,568	$422,437
Return on average shareholders' equity	1.49%	18.83%	15.87%	5.02%	7.38%	10.27%	9.35%
Impact of goodwill and other intangibles	0.07%	0.97%	0.89%	0.27%	0.33%	0.55%	0.43%
Return on average tangible shareholders' equity	1.56%	19.80%	16.76%	5.29%	7.71%	10.82%	9.78%

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34

Non-GAAP Financial Measures

Core Net Income:

(dollars in thousands)	Quarter Ended Dec. 31, 2016	Sept. 30, 2016	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Twelve Months Ended Dec. 31, 2016	Dec. 31, 2015
Net income	$2,294	$27,701	$21,749	$6,407	$8,678	$58,151	$41,319
Impact of acquisition-related items (net of tax)	261	333	666	3,378	109	4,638	3,018
Net income, excluding acquisition-related items (net of tax)	$2,555	$28,034	$22,415	$9,785	$8,787	$62,789	$44,337
Noninterest expense	$117,539	$114,399	$111,031	$101,353	$92,725	$444,322	$366,568
Deduct: acquisition-related expenses	(401)	(512)	(1,025)	(5,198)	(754)	(7,136)	(16,564)
Noninterest expense, excluding acquisition-related expenses	$117,138	$113,887	$110,006	$96,155	$91,971	$437,186	$350,004
Diluted earnings per common share	$0.09	$1.11	$0.87	$0.27	$0.39	$2.34	$1.96
Impact of acquisition-related items (net of tax)	0.01	0.01	0.03	0.14	-	0.19	0.15
Diluted earnings per common share, excluding acquisition-related items (net of tax)	$0.10	$1.12	$0.90	$0.41	$0.39	$2.53	$2.11
Return on average assets	0.15%	1.79%	1.54%	0.51%	0.71%	1.01%	0.91%
Impact of acquisition-related items (net of tax)	0.01%	0.02%	0.05%	0.27%	0.01%	0.08%	0.06%
Return on average assets, excluding acquisition-related items (net of tax)	0.16%	1.81%	1.59%	0.78%	0.72%	1.09%	0.97%
Return on average shareholders' equity	1.49%	18.83%	15.87%	5.02%	7.38%	10.27%	9.35%
Impact of acquisition-related items (net of tax)	0.18%	0.24%	0.49%	2.64%	0.09%	0.82%	0.68%
Return on average shareholders' equity, excluding acquisition-related items (net of tax)	1.67%	19.07%	16.36%	7.66%	7.47%	11.09%	10.03%
Return on average tangible shareholders' equity	1.56%	19.80%	16.76%	5.29%	7.71%	10.82%	9.78%
Impact of acquisition-related items (net of tax)	0.18%	0.24%	0.51%	2.79%	0.09%	0.86%	0.72%
Return on average tangible shareholders' equity, excluding acquisition-related items (net of tax)	1.74%	20.04%	17.27%	8.08%	7.80%	11.68%	10.50%
Efficiency ratio	96.90%	72.15%	75.55%	90.17%	88.18%	82.40%	85.33%
Impact of acquisition-related items (net of tax)	(0.33)%	(0.32)%	(0.69)%	(4.62)%	(0.39)%	(1.32)%	(2.36)%
Efficiency ratio, excluding acquisition-related items (net of tax)	96.57%	71.83%	74.86%	85.55%	87.79%	81.08%	82.97%

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35

Non-GAAP Financial Measures

Core Net Income – Commercial & Consumer Banking:

(dollars in thousands)	Quarter Ended Dec. 31, 2016	Sept. 30, 2016	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Twelve Months Ended Dec. 31, 2016	Dec. 31, 2015
Commercial and Consumer Banking Segment:							
Net income	$12,046	$10,133	$7,079	$1,542	$8,377	$30,800	$18,017
Impact of acquisition-related items (net of tax)	261	333	666	3,378	109	4,638	3,018
Net income, excluding acquisition-related items (net of tax)	$12,307	$10,466	$7,745	$4,920	$8,486	$35,438	$21,035
ROAA	0.93%	0.81%	0.60%	0.15%	0.84%	0.64%	0.51%
Impact of acquisition-related items (net of tax)	0.02%	0.03%	0.06%	0.32%	0.01%	0.10%	0.09%
ROAA, excluding acquisition-related items (net of tax)	0.95%	0.83%	0.66%	0.46%	0.85%	0.74%	0.59%
ROAE	9.68%	8.29%	6.28%	1.47%	8.99%	6.64%	5.71%
Impact of acquisition-related items (net of tax)	0.21%	0.27%	0.59%	3.23%	0.12%	1.00%	0.96%
ROAE, excluding acquisition-related items (net of tax)	9.89%	8.56%	6.87%	4.71%	9.11%	7.64%	6.67%
ROATE	10.31%	8.81%	6.71%	1.58%	9.51%	7.07%	6.09%
Impact of acquisition-related items (net of tax)	0.22%	0.29%	0.63%	3.45%	0.12%	1.07%	1.02%
ROATE, excluding acquisition-related items (net of tax)	10.54%	9.10%	7.34%	5.03%	9.64%	8.14%	7.11%
Efficiency ratio	66.04%	65.51%	73.22%	90.92%	71.12%	72.95%	82.07%
Impact of acquisition-related items (net of tax)	(0.74)%	(1.05)%	(2.20)%	(12.90)%	(1.17)%	(3.76)%	(7.22)%
Efficiency ratio, excluding acquisition-related items (net of tax)	65.30%	64.46%	71.02%	78.02%	69.95%	69.19%	74.85%

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36